                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of Commission Only (as permitted by Rule 14a-
       6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                            FRONTIER AIRLINES, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          -----------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          -----------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------

     5)   Total fee paid:

          -------------------------------------------------

[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          -------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          -------------------------------------------------

     3)   Filing Party:

          -------------------------------------------------

     4)   Date Filed:

          -------------------------------------------------

                            FRONTIER AIRLINES, INC.
                             12015 E. 46TH AVENUE
                               DENVER, CO  80239

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             _____________________


TO THE SHAREHOLDERS OF FRONTIER AIRLINES, INC.:

     The 1998 annual meeting of shareholders of Frontier Airlines, Inc., a Colorado corporation, will be held on Thursday, September 10, 1998 at 9:00 a.m. local time at the Airport Holiday Inn, 4040 Quebec Street, Denver, Colorado for the following purposes:

1. To consider and vote upon a proposal to elect Samuel D. Addoms, Arthur H. Amron, B. Ben Baldanza, D. Dale Browning, Jay B. Burnham, Paul S. Dempsey, William B. McNamara and B. LaRae Orullian to the Company's Board of Directors;

2. To consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares available for grant.

3. To ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1999, and

4. To transact any other business which properly comes before the meeting or any adjournment.

     All shareholders of record on the Company's transfer books as of the close of business on July 31, 1998 are entitled to vote at the meeting. A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any Company shareholder at 12015 E. 46th Avenue, Denver, Colorado 80239 for purposes germane to the annual meeting, during normal business hours from August 3, 1998 until the annual meeting.

     We invite you to be present at the meeting and look forward to seeing you there. However, if you cannot attend please read the attached proxy statement carefully and SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AUTHORIZING REPRESENTATIVES OF THE COMPANY'S MANAGEMENT TO VOTE ON YOUR BEHALF AT THE MEETING.

                                    By order of the Board of Directors

August 4, 1998                      FRONTIER AIRLINES, INC.


                                    Arthur T. Voss
                                    Secretary

                            FRONTIER AIRLINES, INC.
                             12015 E. 46TH AVENUE
                               DENVER, CO  80239


                                PROXY STATEMENT

     This proxy statement and accompanying proxy card support a proxy solicitation on behalf of the Board of Directors of Frontier Airlines, Inc. (the "Company") for use at the September 10, 1998 annual meeting of shareholders and at any adjournment of that meeting. This proxy statement and form of proxy, together with the Company's Annual Report on Form 10-K, as amended, will be sent by mail to shareholders beginning approximately August 4, 1998.

     The proxy card, when properly signed, dated and returned to the Company, will be voted by the proxies at the annual meeting as directed. Proxy cards returned without direction about business to be transacted at the meeting will be voted in favor of (i) the election of Samuel D. Addoms, Arthur H. Amron, B. Ben Baldanza, D. Dale Browning, Jay B. Burnham, Paul S. Dempsey, William B. McNamara and B. LaRae Orullian to the Board of Directors of the Company, (ii) the approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of shares available for grant, and (iii) ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company for the Company's fiscal year ending March 31, 1999. The proxies will use their best judgment regarding other matters that properly come before the meeting. The Company is not aware of any matters, other than those discussed in this proxy statement, that will be presented at the meeting.

     The Company can conduct business at the meeting only if holders of a majority of the total outstanding shares of Common Stock entitled to vote are present, either in person or by proxy. Abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes will also be counted for quorum purposes. Assuming a quorum exists, the affirmative vote of a majority of the shares present and voted, excluding abstentions, is necessary to elect directors and approve each of the proposed matters to be voted on.

     Under Securities and Exchange Commission rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals.

                             REVOCABILITY OF PROXY

     Execution of the enclosed form of proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by attending the meeting and voting in person by providing notice of revocation to the corporate secretary of the Company at the address set forth above. Shareholders may vote all their eligible shares if they are personally present at the meeting. When a shareholder votes at the meeting, his or her vote will revoke any proxy previously granted by the shareholder.

                      EXPENSE AND MANNER OF SOLICITATION

     In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegram by directors and officers of the Company who will not receive compensation for their soliciting activities. Brokers and other nominees will solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses of forwarding proxy material to beneficial owners. The Company will bear all of the costs of the solicitation.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     As of July 31, 1998, the record date, 13,791,564 shares of the Company's Common Stock were outstanding and entitled to vote at the meeting. Each share may cast one vote on each separate matter of business properly brought before the meeting. Only shareholders of record at the close of business on July 31, 1998 may vote.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 31, 1998 by: (i) each director and nominee for director of the Company, (ii) all directors and executive officers as a group; and (iii) persons to the knowledge of the Company that beneficially own more than five percent of the Company's outstanding Common Stock.

                                            SHARES BENEFICIALLY   PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED          OWNERSHIP (1)
------------------------------------               -----          -------------

Directors and Executive Officers:
--------------------------------

Samuel D. Addoms
  12015 East 46th Avenue
  Denver, CO  80239                                258,115 (2)         1.8

Paul S. Dempsey
  12015 East 46th Avenue
  Denver, CO  80239                                 47,000 (3)          *

B. LaRae Orullian
  12015 East 46th Avenue
  Denver, CO  80239                                 25,000 (4)          *

William B. McNamara
  12015 East 46th Avenue
  Denver, CO  80239                                 25,000 (5)          *

D. Dale Browning
  12015 East 46th Avenue
  Denver, CO  80239                                 25,000 (5)          *

Arthur H. Amron (6)
  411 West Putnam Avenue
  Greenwich, CT  06830                              10,000 (7)          *

B. Ben Baldanza
  12015 E. 46th Avenue
  Denver, CO  80239                                 10,000 (7)          *

Jay B. Burnham (8)
  141 Linden Street, Suite 4
  Wellesley, MA  02482                                 0                *

All directors and executive officers
  as a group (14 persons)                          805,569 (9)         5.6

Five Percent and Greater Shareholders:
-------------------------------------

B III Capital Partners, L.P. (10)
  141 Linden Street, Suite 4
  Wellesley, MA  02482                           5,079,930 (11)       35.0

Wexford Management, LLC (12)
  411 West Putnam Avenue
  Greenwich, CT  06830                           1,750,000 (13)       11.3

_______________________________

*  Less than 1%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of filing of this proxy statement upon the exercise of options, warrants or convertible securities that are held by such person (but not those held by any other person). This table assumes a base of 13,719,564 shares of Common Stock outstanding as of the date of this proxy statement, before any consideration is given to other outstanding options, warrants or convertible securities.
(2) Includes 124,500 shares held under option, all of which are currently exercisable, and 1,615 shares allocated under the Company's Employee Stock Ownership Plan ("ESOP").
(3) Includes 35,000 shares held under option, all of which are currently exercisable.
(4) Includes 15,000 shares held under option, all of which are currently exercisable.
(5) Consists of 25,000 shares held under option, all of which are currently exercisable.
(6) Mr. Amron is an officer of Imprimis Investors LLC, Wexford Spectrum Investors LLC and Wexford Management LLC.
(7) Consists of 10,000 shares held under option. all of which are currently exercisable.
(8)  Mr. Burnham is an officer of DDJ Capital Management, LLC.
(9) Includes 680,103 shares held under option by the Company's directors and executive officers, and 10,168 shares allocated under the ESOP.
(10) DDJ Capital III, LLC is the general partner of, and DDJ Capital Management, LLC is the investment manager for, B III Capital Partners, L.P., and may be deemed to be the beneficial owners of such shares.
(11) Includes warrants to purchase 716,929 shares of Common Stock, all of which are currently exercisable.
(12) Imprimis Investors LLC, Wexford Spectrum Investors LLC, Wexford Management LLC, Charles E. Davidson and Joseph M. Jacobs may be deemed to be the beneficial owners of such shares.
(13) Consists of warrants to purchase 1,750,000 shares of Common Stock, all of which are currently exercisable.


                       DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains the name, age and position with the Company of each executive officer, each director of the Company, and each nominee for director of the Company. Their respective backgrounds are described following the table. Each of the officers devotes his or her full-time efforts to the affairs of the Company.

          NAME              AGE                       POSITION
          ----              ---                       --------
     Samuel D. Addoms        58         President, Chief Executive Officer and
                                        Chief Financial Officer; Director

     Jimmie P. Wyche         63         Executive Vice President-Operations

     Jon L. Bartram          60         Vice President-Maintenance and
                                        Engineering

     Jeff S. Potter          38         Vice President-Marketing

     Elissa A. Potucek       41         Vice President, Controller and Treasurer

     Robert M. Schulman      65         Vice President-Corporate Communications

     Arthur T. Voss          56         Vice President-Administration and
                                        General Counsel; Secretary

     Paul S. Dempsey         47         Director

     B. LaRae Orullian       65         Director and Chair of the Board of
                                        Directors

     William B. McNamara     66         Director

     D. Dale Browning        60         Director

     Arthur H. Amron         41         Director

     B. Ben Baldanza         36         Director

     Jay B. Burnham          35         Nominee for Director


     SAMUEL D. ADDOMS is President and Chief Executive Officer and a director of the Company, having earlier served as Executive Vice President, Treasurer and a director of the Company during its early development in 1993 through September 1994 when he was elected to the position of President. He was elected Chief Executive Officer effective January 1, 1995. Before commencing his involvement in the development of the Company in 1993, he was associated with some 15 firms for the previous ten years, either as an officer, director or consultant. These include Gelco Corporation, Connecting Point of America and Communications World, Inc. His 35 years of management experience include positions as President and Vice President-Finance of Monfort of Colorado, President of the Denver National Bank and Vice President of the Continental Illinois National Bank in Chicago.

     JIMMIE P. WYCHE has been Executive Vice President-Operations of the Company since August 1995. Prior to that he had been Vice President-Flight Operations of the Company since its inception in February 1994. From 1989 to early 1994 Mr. Wyche was a jet captain with Skyways International, headquartered in Houston, Texas. From 1987 to 1989, he served as Director-Flight Operations with Ports of Call, a Denver-based charter airline. He served in various capacities with the former Frontier Airlines, Inc. between 1961 and 1985, starting as a pilot and then in a succession of management positions including Assistant Chief Pilot, Chief Pilot and Vice President-Flight Operations.

     JON L. BARTRAM has been Vice President-Maintenance and Engineering of the Company since July 1998 and Vice President - Maintenance since December 1994. From 1993 to 1994 he served as Vice President-Maintenance Operations for DynAir Tech of Texas. He held a number of key maintenance positions with Alaska Airlines between 1987 and 1993 including Director-Production Planning and Director-Base Maintenance. He was an Air Carrier Inspector for the Federal Aviation Administration between 1986 and 1987. Before this, he served with the former Frontier Airlines, Inc., for 27 years (1959-1986) in a succession of maintenance management positions including Director-Base Maintenance and Director-Technical Services.

     JEFF S. POTTER has been Vice President-Marketing of the Company since July 1995. From 1993 to 1995 he was Regional Director of Commercial Marketing-Pacific and Asia, for McDonnell Douglas Corporation, Long Beach, California. He served from 1992 to 1993 as Director-Domestic Schedule Development for Northwest Airlines in Minneapolis, Minnesota, having earlier held a succession of marketing management positions with Continental Airlines (1988-1991), Houston, Texas; Northwest Airlines (1986-1988), Minneapolis, Minnesota; Pacific Southwest Airlines (1985-1986), San Diego, California; and the former Frontier Airlines (1981-1985), Denver, Colorado.

     ELISSA A. POTUCEK has been Controller/Treasurer of the Company since June 1995 and was promoted to Vice President in September 1996. From 1991 to 1995 she was Controller of Richardson Operating Company and Richardson Production Company, an oil and gas company based in Denver, Colorado. She served from 1990 to 1991 as Controller of Coral Companies, Inc., Denver, Colorado, having earlier held accounting positions with US West Paging, Inc. (1988-1989), Denver, Colorado, and KPMG Peat Marwick LLP (1985-1988), Denver, Colorado.

     ROBERT M. SCHULMAN has been Vice President-Corporate Communications of the Company since its inception in February 1994. From 1986 to 1993 he was President of BSI Communications, a consulting firm specializing in public relations programs for airlines and travel agencies, while concurrently (1990-
1992) participating in the development and start-up of Reno Air, Inc., Reno Nevada. He served with the former Frontier Airlines, Inc. from 1974 to 1986, most recently as Senior Director-Corporate Communications. From 1972 to 1974 he was Public Information Officer of the Air Line Pilots Association, Washington, D.C.; from 1970 to 1972, Regional Manager-Public Relations of Eastern Airlines, Inc., Washington, D.C.; and from 1967 to 1970, Director-Corporate Communications of Mohawk Airlines, Inc., Utica, New York.

     ARTHUR T. VOSS has been Vice President-Administration, General Counsel and Secretary of the Company since September 1995 and Vice President, General Counsel and Secretary of the Company since its inception in February 1994. From 1991 to 1996, Mr. Voss was the Vice President-Legal of Professional Fee Examiners, Inc. a professional fee auditing firm based in Denver, Colorado. He was Vice President-Legal of Aeronautics Leasing, Inc., an aircraft leasing firm based in Golden, Colorado, from 1990 to 1991. From 1986 to 1989 he served as Vice President and General Counsel of Aspen Airways, Inc. He held various management positions in the Legal Department of the former Frontier Airlines, Inc. from 1971 to 1985, most recently as Associate General Counsel.

     PAUL S. DEMPSEY has been a director of the Company since July 1994 and Vice Chairman of the Board of Directors since 1996. He is Professor of Law and Director of the Transportation Law Program at the University of Denver, College of Law, Denver, Colorado, having been associated with the institution since 1979. He served as Legal Advisor to the Chairman, U.S. Interstate Commerce Commission, in 1981 and 1982; Attorney-Advisor to the former Civil Aeronautics Board's Office of General Counsel, and its Bureau of Pricing and Domestic Aviation, 1977-1979; and Attorney-Advisor to the Interstate Commerce Commission's Office of Proceedings, Interstate Commerce, 1975-1977. Dr. Dempsey holds the following degrees: A.B.J., J.D., University of Georgia; LL.M., George Washington University; and D.C.L., McGill University. A Fulbright Scholar, he has written more than 40 law review articles, scores of editorials for the news media and six books on topics relating to air transportation.

     B. LARAE ORULLIAN has been a director of the Company since July 1994 and Chair of the Board of Directors since September 1995. She is Vice Chair of the Board of Guaranty Bank, a Denver, Colorado-based commercial bank, and a director of The Guaranty Corporation, a bank holding company. She also serves as Chair of the Boards of Colorado Blue Cross/Blue Shield and of Rocky Mountain Administrative Services Corporation, Denver, and is a member of the Boards of five other companies in Colorado and Utah. She is a past National President and former Chair of Girl Scouts of the USA, and serves on the World Board of Girl Guides and Girl Scouts, based in London, England. Among numerous business and civic activities in Colorado, she serves on the Governor's Board of Ethics and on the Board of the Downtown Denver Improvement Association.

     WILLIAM B. MCNAMARA has been a director of the Company since May 1996. A retired 35-year airline executive specializing in financial management, he most recently served with Continental Airlines, Inc. (1987 to 1994) as Vice President-Finance. From 1983 to 1987 he was Staff Vice President-Finance with New York Air, Inc. Before that he served in a succession of positions with Trans World Airlines, Inc., for 22 years including service as Staff Vice President-Marketing Administration.

     D. DALE BROWNING has been a director of the Company since July 1996. A long-term bank and bank card executive, he has served since 1995 as President and Chief Executive Office of ProCard, Inc., Golden Colorado, and from 1993 to 1995 as a Senior Consultant to Visa International. He was President and Chief Executive Officer of the Colorado National Bank of Denver from 1986 through 1993, having concurrently served as Vice Chairman and Chief Operating Officer of Colorado National Bankshares and as Chief Executive Officer of Rocky Mountain BankCard System. In 1982 he founded Plus System, Inc., an international automatic teller machine network, and served as President of that company until 1992.

     ARTHUR H. AMRON has been a director of the Company since December 1997. Mr. Amron is a Senior Vice President and General Counsel of Wexford Management LLC, a Greenwich, Connecticut based investment advisor. Previously, he was an attorney with the New York City law firm of Schulte Roth & Zabel. Mr. Amron received a J.D. degree from Harvard Law School, cum laude, in 1982 and a B.A. degree from Colgate University with high honors in 1978. Mr. Amron has served as an officer of numerous entities managed or controlled by Wexford or its affiliates.

     B. BEN BALDANZA has been a director of the Company since May 1998. From May 1997 to the present, he has served as Managing Director and Chief Operating Officer of Gupo Taca, a group of five Central American airlines. From 1994 to 1996, he held various executive positions with Continental Airlines, Inc., including Executive Vice President-Marketing and Senior Vice President-Pricing and Route Scheduling. From 1985 to 1993, he held management posts with United Parcel Service, Inc., Northwest Airlines, Inc. and American Airlines, Inc.

     JAY B. BURNHAM is a nominee for director of the Company. Since March 1996, Mr. Burnham has served as the Vice President and Senior Research Analyst for DDJ Capital Management, LLC, an investment firm. From January 1995 to February 1996, Mr. Burnham was an Investment Analyst for Libra Investment, Inc., in New York, New York, and from June 1990 to November 1994 he served as in Investment Manager for Paul D. Sonz Partners in California. Mr. Burnham received a B.A. in Business Economics in 1984 from the University of California, and a Masters in Business Administration from the Graduate School of Business and Management, Pepperdine University, in 1987. Mr. Burnham is a director of New Millennium Homes, LLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding 10% of the Company's Common Stock to file reports with the Securities and Exchange Commission regarding their ownership and regarding their acquisitions and dispositions of the Company's Common Stock. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended March 31, 1998 all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors met 18 times in the fiscal year ended March 31, 1998. All directors were present at all of these meetings, except Ms. Orullian who was unable to attend one of the meetings.

COMMITTEES

     The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

     The duties of the Audit Committee are to recommend independent accountants for selection by the Board of Directors, to review the arrangements for and scope of the independent accountants' audit, to review the findings and recommendations of the independent accountants concerning internal accounting procedures and controls, to review professional services rendered by the independent accountants in regard to the Company and its management, and to review potential conflicts of interest between the Company and its employees. During the fiscal year ended March 31, 1998, the members of the Audit Committee were B. LaRae Orullian, Paul S. Dempsey, William B. McNamara and D. Dale Browning. The Audit Committee met once during the fiscal year.

     The duties of the Compensation Committee include recommending to the Board of Directors the compensation to be provided to the executive officers of the Company and the grant of options to eligible individuals under the Company's stock option plan. During the fiscal year ended March 31, 1998, the members of the Compensation Committee were B. LaRae Orullian, Paul S. Dempsey, William B. McNamara and D. Dale Browning. The Compensation Committee met once during the fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 2, 1997, the Company sold a $5,000,000 principal amount Senior
Secured Note (the "Note") to Wexford Management LLC ("Wexford").   The Note
bears interest at a rate of 10% per annum and the principal is due in a single installment payment on December 15, 2001. In connection with the sale of the Note, the Company (a) entered into a General Security Agreement that granted Wexford a security interest in all of the personal property and fixtures of the Company, (b) granted Wexford the right to designate one member to the Company's Board of Directors, (c) issued to Wexford warrants to purchase 1,750,000 shares of Common Stock of the Company at a price of $3.00 per share and (d) agreed to grant certain registration rights with respect to the securities sold to Wexford. Mr. Amron is Wexford's designee for election to the Company's Board of Directors.

     On April 24, 1998, the Company sold to B III Capital Partners, L.P. ("B III"), 4,363,001 shares of Common Stock and warrants to purchase 716,929 shares of Common Stock at an exercise price of $3.75 per share for an aggregate purchase price of $14,179,753. In connection with the sale of the shares and warrants, the Company granted B III (a) the right to designate a maximum of two members of the Company's Board of Directors and (b) certain registration rights with respect to the securities sold to B III. Messrs. Baldanza and Burnham are B III's designees for election to the Company's Board of Directors.

     John E. Luth, an outside director who was appointed to the Company's Board in May 1998 will not be standing for election at the annual meeting. Mr. Luth is President of The Seabury Group, LLC. Before Mr. Luth was appointed to the Board of Directors, The Seabury Group provided financial advisory services to the Company in connection with debt and equity financing in December 1997 and April 1998. For The Seabury Group's advisory services for these financings, the Company paid The Seabury Group $600,000 in cash, and warrants to purchase 548,000 shares of the Company's Common Stock at an exercise price of $3.00 per share. The warrants issued to The Seabury Group, LLC are not exercisable until May 1999.


                            EXECUTIVE COMPENSATION

     The following table summarizes the cash and noncash compensation awarded to, earned by or paid to the Chief Executive Officer of the Company in the fiscal years ended March 31, 1998, 1997 and 1996. No other officer of the Company had total salary and bonus exceeding $100,000.

                                                                        LONG-TERM
                                ANNUAL COMPENSATION                    COMPENSATION
                                --------------------       ------------------------------------
                                                           RESTRICTED STOCK
                                                              AWARDS              STOCK OPTIONS
NAME AND PRINCIPAL POSITION      YEAR     SALARY($)           ($)(1)                GRANTED (#)
-----------------------------   -------   ----------       -------------          -------------
Samuel D. Addoms,                 1998      $84,000           $  388.09                  0
Chief Executive Officer           1997      $79,846           $  916.50                  0
                                  1996      $48,229           $5,809.37                  0


(1) The restricted stock awards represent shares contributed to Mr. Addoms' account in the ESOP on December 31, 1995, 1996 and 1997. As of March 31, 1998, Mr. Addoms' ESOP account held a total of 1,615 shares of Common Stock, valued at $6,056, based on the closing bid price of the Common Stock of $3.75 per share on that date. Mr. Addoms will be 100% vested in the shares in his ESOP account if he is employed by the Company on December 31, 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information regarding options exercised by the Chief Executive Officer of the Company during the fiscal year ended March 31, 1998.


                                                       NUMBER OF SECURITIES
                     SHARES                                UNDERLYING                VALUE OF UNEXERCISED
                    ACQUIRED ON                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                    EXERCISE (#)    VALUE                AT MARCH 31, 1998             AT MARCH 31, 1998
                    -----------
NAME                                 REALIZED ($)                (#)                         ($)(1)
----                                 -----------    ----------------------------   ----------------------------
                                                    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                                                    ------------  --------------   ------------  --------------
Samuel D. Addoms        88,000        $0/(2)/         124,500          0            342,375            0

________________________________

(1) Based on the closing bid price of the Common Stock on the Nasdaq SmallCap Market of $3.75 per share on March 31, 1998.

(2) Mr. Addoms exercised options to acquire 88,000 shares of the Company's Common Stock, but did not sell any of the shares. The exercise price of the options was $1.00 per share. The closing bid price of the Common Stock on the Nasdaq SmallCap Market on March 31, 1998 was $3.75 per share.

DIRECTOR COMPENSATION

     For the year ended March 31, 1998, the Company paid each director who is not a Company employee $10,000 for serving in that capacity and the Company has agreed to pay each such director the same amount for serving as a director for the Company's fiscal year beginning April 1, 1998 and ending March 31, 1999. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors, and permits them to fly without charge on the Company's scheduled flights. The Company's outside directors are also eligible to receive stock options under the Company's 1994 Stock Option Plan. During the fiscal year ended March 31, 1998, the Company granted nonqualified options to each of Messrs McNamara and Browning to purchase 10,000 shares at an exercise price of $3.00 per share, and to Mr. Amron to purchase 10,000 shares at an exercise price of $2.32 per share.

     Also during the fiscal year ended March 31, 1998, certain directors surrendered out-of-the-money options to purchase Common Stock and were granted an identical number of new options to purchase Common Stock at an exercise price of $3.00 per share. These directors consisted of Ms. Orullian, 5,000 shares; Mr. Dempsey, 25,000 shares; Mr. McNamara, 10,000 shares and Mr. Browning, 10,000 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended March 31, 1998, the Company's Compensation Committee consisted of Ms. Orullian and Messrs. Dempsey, McNamara and Browning, who conferred regarding the compensation paid to the Company's executive officers.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


     OVERALL POLICY
     --------------

     Salary compensation of the Company's executive officers is determined by the Compensation Committee in conjunction with the Company's entire Board of Directors. The Committee's consideration of and decisions regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

     SALARIES
     --------

     The key elements of the Company's executive compensation consist of salary and stock options. The Compensation Committee in conjunction with the Company's entire Board of Directors, determine salary levels of officers and employee stock option awards.

     Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other airlines.

     The salary levels of the officers of the Company for the next fiscal year are generally established by the Compensation Committee at year-end and are reviewed and approved by the entire Board of Directors. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer.

     Mr. Addoms' current salary as Chief Executive Officer is $110,000 per annum. The Compensation Committee believes that Mr. Addoms' annual salary is considerably below the annual salaries for similarly situated executives within the airline industry.

COMPENSATION COMMITTEE

     B. LaRae Orullian
     Paul S. Dempsey
     William B. McNamara
     D. Dale Browning


PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of two other indices: (i) The Nasdaq Market Index of U.S. Companies, and (ii) the Peer Group Index of similar line-of-business companies as chosen by the Company, consisting of Reno Air, Inc. and AirTran Holdings, Inc. (formerly ValuJet Airlines, Inc.) (the "Peer Group"). Each member of the Peer Group's stock is listed on the Nasdaq National Market or the Nasdaq SmallCap Market. The time period graphed is the period from May 20, 1994 (the date the Company's Common Stock commenced trading) through March 31, 1998.


                  CUMULATIVE TOTAL SHAREHOLDER RETURN/(1)(2)/
                         MAY 20, 1994 - MARCH 31, 1998


                                     FISCAL YEAR ENDING
                            1994    1995    1996    1997    1998
Frontier Airlines, Inc.    100.00  162.71  189.83   91.53  101.69
Peer Group Index/(3)/      100.00  122.97  253.96   81.23   80.13
Nasdaq Market Index        100.00  104.29  140.28  156.94  237.17



/(1)/ Assumes $100 invested on May 20, 1994 in the Company's Common Stock, the
      Nasdaq Market Index and the Peer Group Index of similar line-of-business companies.

/(2)/ Total shareholder return assumes reinvestment of dividends.

/(3)/ The Peer Group Index used in the Company's 1997 Proxy Statement included
      Western Pacific Airlines, Inc., which filed for bankruptcy in 1997 and whose stock is no longer publicly traded. The 1997 Proxy Statement Peer Group Index also included Airways Corporation, the parent company of AirTran Holdings, Inc. (then AirTran Airlines, Inc., and formerly ValuJet Airlines, Inc.) The stock of Airways Corporation is no longer publicly traded.


                                  PROPOSAL 1
                      ELECTION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has nominated Samuel D. Addoms, Arthur H. Amron, B. Ben Baldanza, D. Dale Browning, Jay B. Burnham, Paul S. Dempsey, William B. McNamara and B. LaRae Orullian for election to the Board of Directors. Each of these nominees, with the exception of Mr. Burnham, are members of the existing Board of

Directors and were elected to the Board of Directors at the Company's 1997 Annual Meeting of Shareholders, with the exception of Messrs. Amron and Baldanza, who were appointed in December 1997 and May 1998, respectively.

     A proposal to elect Samuel D. Addoms, Arthur H. Amron, B. Ben Baldanza, D. Dale Browning, Jay B. Burnham, Paul S. Dempsey, William B. McNamara and B. LaRae Orullian to the Board of Directors of the Company will be presented to the shareholders at the annual meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF SAMUEL D. ADDOMS, ARTHUR H. AMRON, B. BEN BALDANZA, D. DALE BROWNING, PAUL S. DEMPSEY, WILLIAM B. MCNAMARA AND B. LARAE ORULLIAN TO THE COMPANY'S BOARD OF DIRECTORS.


                                  PROPOSAL 2
                 PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN
                    TO INCREASE OPTIONS AVAILABLE FOR GRANT

     The Board of Directors adopted a Stock Option Plan (the "Plan") in March 1994, which was subsequently approved by the Company's shareholders and amended in 1996. Under the Plan, the Company has reserved an aggregate of 2,250,000 shares of Common Stock for issuance pursuant to the exercise of options. Options may be granted to key employees of the Company, including directors who are also employees of the Company, and to outside directors. There are currently approximately 25 individuals who qualify as key employees of the Company. At July 27, 1998, the closing price of the Company's Common Stock as listed on the Nasdaq SmallCap Market was $3.94 per share. As of July 27, 1998, all but 61,250 of the options currently authorized under the Plan had been granted.

     The Plan is administered by a committee that is composed of disinterested members of the Board of Directors (the "Committee"). Subject to the terms of the Plan, the Committee determines the persons to whom awards are granted, the type of award granted, the number of shares granted, the vesting schedule and the term of each option (not to exceed ten years).

     Under the Plan, the Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options must be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options granted under the Plan will be determined by the Committee on the date of grant. The exercise price of incentive stock options granted to holders of more than 10 percent of the Common Stock must be at least 110 percent of the fair market value of the Common Stock on the date of grant, and the term of these options may not exceed five years.

     The Plan provides that the total number of shares covered by such plan, the number of shares covered by each option and the exercise price per share may be proportionately adjusted by the Board of Directors or the Committee in the event of a stock split, reverse stock split, stock dividend or similar capital adjustment effected without receipt of consideration by the Company.

     Upon a change in control of the Company, stock options outstanding under the Plan immediately become fully vested and exercisable. Also, in the event of a merger or consolidation in which the Company is not the surviving corporation, the sale of all or substantially all of the Company's assets, certain reorganizations or the liquidation of the Company, each option granted under the Plan may, at the election of the holder, become immediately exercisable.

     An optionee will not be deemed to receive any income at the time an incentive stock option is granted or exercised. The exercise may give rise to alternative minimum tax liability for the optionee. If an optionee does not dispose of shares acquired on exercise of an incentive stock option within the two-year period beginning the day after the day of grant of the option or within the one-year period beginning on the day after the day of the transfer of the shares to the optionee, the gain (if any) on a subsequent sale (i.e., the excess of the proceeds received over the option price) will be long-term capital gain and any loss the optionee may sustain on such sale will be long-term capital loss. If the optionee disposes of the shares within the two-year or one-year periods referred to above, the disposition is a "disqualifying disposition," and the optionee will generally recognize ordinary income taxable as compensation in the year of the disqualifying disposition to the extent of the excess of the fair market value of the shares on the date of exercise over the option price. The balance, if any, will be a long-term or short-term capital gain depending, generally, on whether the shares were held more than one year after the incentive stock option was exercised. To the extent the optionee recognizes ordinary income with respect to a disqualifying disposition, the Company will be entitled to a corresponding deduction, subject to general rules relating to the reasonableness of compensation.

     With respect to nonqualified stock options, there is no taxable income to the optionee as a result of the grant of such an option. However, an optionee generally recognizes taxable income upon the exercise of a nonqualified stock option equal to the excess of the fair market value of the stock on the date of exercise over the option price. The Company is not entitled to a tax deduction upon the grant of a nonqualified stock option, but is entitled to a tax deduction upon exercise corresponding to the optionee's taxable income.

     The following table summarizes the presently outstanding options issued under the Plan to the indicated persons as of July 27, 1998:

                 Name or Group                  Number
                 -------------                  ------
            Samuel D. Addoms, Chief              124,500
              Executive Officer

            All current executive officers
              as a group                         663,437

            All current directors who are not
              executives officers, as a group    112,500

            All employees, excluding
              executive officers                 346,500

            Persons owning more than 5%
              of outstanding options:

              M.C. Lund                          245,125
              Samuel D. Addoms                   124,500
              Robert M. Schulman                 180,000
              Dan A. Love                        159,375
              William B. Durlin                  108,000
              Arthur T. Voss                      98,937

            Each of the eight nominees
              for director:

              Samuel D. Addoms                   124,500
              Paul Stephen Dempsey                35,000
              B. LaRae Orullian                   15,000
              William B. McNamara                 25,000
              D. Dale Browning                    25,000
              Arthur H. Amron                     10,000
              B. Ben Baldanza                     10,000
              Jay B. Burnham                           0

     On June 30, 1998, the Board of Directors approved an amendment to the Plan increasing the number of options available to be granted under the Plan by 2,000,000 or to a total of 4,250,000 and directed that this amendment be submitted to the shareholders for approval. There are currently 61,250 options remaining for grant under the Plan, and the Board of

Directors believes that the availability of options in excess of this amount for grant under the Plan is an important factor in the Company's ability to attract and retain key employees.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

                                PROPOSAL NO. 3
                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP was the Company's independent public accounting firm for the fiscal years ended March 31, 1995 through March 31, 1998 and has been appointed by the Company's Board of Directors to continue in that capacity for the fiscal year ending March 31, 1999.

     A proposal to ratify the appointment of KPMG Peat Marwick LLP will be presented to the shareholders at the annual meeting. Representatives of KPMG Peat Marwick LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                             SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and the Company's bylaws. Should a shareholder wish to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the Securities and Exchange Commission it must be received by the corporate secretary at 12015 East 46th Avenue, Denver, CO 80239 on or before May 30, 1999.

                                OTHER BUSINESS

     All items of business to be brought before the meeting are set forth in this proxy statement. Management knows of no other business to be presented. If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.


NOTE: SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED
      PROXY CARD, USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                            FRONTIER AIRLINES, INC.                     APPENDIX
                            1994 STOCK OPTION PLAN

     1.   Purpose.
          -------

     The purpose of the Frontier Airlines, Inc. 1994 Stock Option Plan (the Plan") is to provide an incentive to certain employees and directors of Frontier Airlines, Inc. (the Company), by granting to such employees incentive stock options ("ISOs"), within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), to acquire Common Stock, no par value of the Company ("Stock"); and by granting to such employees and directors Options not constituting ISOs ("NQSOs"), to acquire Stock.

     2.   Effective Date and Term of the Plan.
          -----------------------------------

     The Plan is effective March 10, 1994 (the "Effective Date"). Unless sooner terminated, the Plan shall continue in effect from the Effective Date until March 10, 2004 (the "Termination Date"). In no event shall an ISO or any other Option be granted after the Termination Date. Options granted prior to the Termination Date shall remain in effect until their exercise, surrender, cancellation or expiration in accordance with their terms.

     3.   Stock Subject to the Plan.
          -------------------------

          (a) Subject to adjustment as provided in Section 10 below, the aggregate number of shares of Stock ("Shares") to be delivered upon exercise of all Options granted under the Plan shall not exceed two million, two hundred fifty thousand (2,250,000).

          (b) If any Option granted under the Plan expires, terminates or is canceled without having been exercised in full, the number of shares of Stock as to which the Option has not been exercised shall become available for further grants under the Plan, except that if any Option is canceled on account of the exercise of a related Option, the Shares represented by such canceled Option shall no longer be available for issuance under the Plan.

          (c) Upon exercise of an Option the Company may issue authorized but unissued shares of Stock, shares of Stock held in its treasury, or both.

          (d) Shares of Stock issued upon the exercise of an Option shall be fully paid and nonassessable.

          (e) Unless otherwise determined by the Committee, no fractional share of Stock shall be issued or transferred upon exercise of an Option under the Plan.

     4.   Administration of the Plan.
          --------------------------

          (a) Committee.  The Plan shall be administered by a Committee of the
              ---------
Board of Directors (the "Committee"). The Committee shall initially consist of the entire Board. However, the Board may elect at any time to provide that the Committee shall consist of not less than two members, each of whom shall be a Director who is a "disinterested person" within the meaning of Title 17, Code of Federal Regulations, Section 16b-3(c)(2)(i). The Committee shall be appointed by, and serve at the pleasure of, the Board of Directors.

          (b) Authority.  Subject to the specific limitations and restrictions
              ---------
set forth in the Plan, the Committee shall have the authority: (i) to grant ISOs to employees whom the Committee determines are key to the success of the Company ("Key Employees"); (ii) to grant NQSOs to such employees or members of the Board of Directors as the Committee shall select (the grantee of an ISO or NQSO being hereinafter referred to as an "Optionee"); (iii) to make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of shares of Stock that may be purchased under an Option, the price at which an Option may be exercisable, and the period during which an Optionee must remain in the employ of the Company or a subsidiary of the Company prior to the exercise of an Option; (iv) to construe the respective Option agreements and the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of the respective Option agreements, which need not be identical; (vii) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option granted under the Plan, in a manner that the Committee deems necessary or desirable; (viii) to amend any Option granted under the Plan, subject to the provisions of the Plan; (ix) to grant to Optionees in exchange for their surrender of Options, new Options containing such other terms and conditions as the Committee shall determine; and
(x) to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. Any interpretation or decision of the Committee shall be final and conclusive. Nothing in this Section 4(b) shall give the Committee the right to increase the total number of Shares that may be purchased on exercise of Options (except as provided in Section 10 below), to extend the term of the Plan, or to extend the period during which an ISO is exercisable beyond ten years from the date of grant thereof.

          (c) Liability/Protection.  No member of the Committee shall be liable,
              --------------------
in the absence of bad faith, for any act or omission with respect to serving as a member of the Committee. Service as a member of the Committee shall constitute service as a member of the Board of Directors, so that members of the Committee shall be entitled to indemnification for their service on the Committee to the full extent provided for service as members of the Board of Directors.

     5.   Option Grants.
          -------------

          (a) Option Agreement.  The Committee shall have sole authority to
              ----------------
grant Options under this Plan. Each Option granted under the Plan shall be evidenced by a stock option agreement (the "Option Agreement"). The Option Agreement shall be subject to the terms and conditions of the

Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the Committee may deem necessary or desirable. Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements, and amendments thereto, in the name of the Company.

          (b) Option Price.  The Option Price of each Share purchasable under an
              ------------
Option granted under the Plan shall be determined by the Committee at the time the Option is granted, and shall be specified in the Option Agreement. The Option Price shall not be less than (i) in the case of a grant of an ISO to a Key Employee who, at the time of the grant, is not a Ten Percent Shareholder, as defined below, one hundred percent (100%) of the fair market value of a share of Stock as determined on the date the Option is granted, (ii) in the case of a grant of an ISO to a Key Employee who, at the time of grant, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary (a "Ten Percent Stockholder"), one hundred and ten percent (110%) of the fair market value of a Share of Stock, as determined on the date the Option is granted, or (iii) in the case of a NQSO, the price determined by the Committee. The fair market value of a share of Stock for purposes of determining the Option Price shall be determined by the Committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Section 422(c)(8) of the Internal Revenue Code of 1986, as amended. The Option Price shall be subject to adjustment in accordance with Section 10 hereof.

          (c) Number of Shares of Stock.  Each Option Agreement shall specify
              -------------------------
the number of shares of Stock which the Optionee may purchase. The Committee shall have the authority to allow a form of payment other than cash to the extent consistent with applicable requirements of Federal tax law.

          (d) Option Term.  The Committee shall determine the length of the
              -----------
Option term, except that no Option term shall extend for a period greater than ten (10) years from the date of grant.

     6.   Exercise of Options.
          -------------------

          General Rules.  Subject to applicable law and the terms and conditions
          -------------
of the Plan, an Option granted under the Plan shall be exercisable at such time, or times, upon the occurrence of such event or events, for such period or periods, in such amount or amounts, and upon the satisfaction of such terms and conditions including, without limitation, terms and conditions relating to notice of exercise, date the Option is deemed exercised, delivery and transferability of shares and withholding of taxes, as the Committee shall determine and specify in the Option Agreement. The aggregate fair market value (determined at the time the Option is granted), of the Stock with respect to which an ISO or ISOs granted to any Key Employee are to become exercisable for the first time during any calendar year (under the Plan and any other plan of the Company and its subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). The application of the limitation set forth in the preceding sentence to any individual Option shall be determined by the Committee subject to applicable rules and regulations under Section 422 of the Code. However, no Option granted hereunder may provide for exercise in the form of stock or other securities of the Company unless the Plan meets the applicable requirements of Title 17, Code of Federal Regulations, Section 16b-3.

     7.   Expiration of Options.
          ---------------------

          The unexercised portion of any Option granted under the Plan shall automatically and without notice expire at the time of the earliest to occur of the following:

          (a) the expiration of ten years from the date on which the Option is granted, or such shorter term as may be specified in the Option Agreement; or

          (b) the expiration of the period specified in the Option Agreement following the termination of the Optionee's employment with the Company.

Anything to the contrary notwithstanding, in the case of an ISO, such Option shall by its terms not be exercisable after the expiration of ten years (or, in the case of a Ten Percent Stockholder, five years) from the date such Option is granted.

     8.   Non-Transferability of Options.
          ------------------------------

          (a) No Option granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent or distribution. During the lifetime of an Optionee, an Option shall be exercisable only by the Optionee. Except as otherwise determined by the Committee, any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment or similar process, any Option other than as permitted above shall be null and void and of no effect, and shall result in the forfeiture of all rights as to such Option.

          (b) The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and state securities laws.
          (c) Notwithstanding any provision of the Plan or the terms of any Option granted pursuant to the Plan, the Company shall not be required to issue any Shares if such issue or transfer would, in the judgment of the Committee, constitute a violation of any state or Federal law or the rules or regulations of any governmental regulatory body or any securities exchange. Each Option may be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

     9.   No Special Rights.
          -----------------

     Until an Optionee has made payment of the Option Price, has paid or has had satisfied any applicable withholding taxes, and has had issued to him a certificate or certificates for the shares of Stock so acquired, the Optionee shall have no rights as a stockholder of the Company with respect to the Stock. No Option granted under the Plan shall confer upon an Optionee any right to continued employment with the Company or its subsidiaries, nor shall it interfere in any way with the right of the Company or its subsidiaries to terminate an Optionee's employment at any time.

     10.  Adjustments for Change in Capital Structure and Special Transactions.
          --------------------------------------------------------------------

          (a) Recapitalization etc.  In the event of a stock dividend, stock
              --------------------
split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets other than cash dividends (a "Restructuring Event"), the number or kinds of Shares subject to the Plan or to any Option previously granted, and the Option Price, shall be adjusted by the Committee as it determines in its sole discretion to reflect such Restructuring Event.

          (b) Special Transactions.  In the event of a merger, consolidation or
              --------------------
other form of reorganization of the Company with or into another corporation (other than a merger, consolidation or other form of reorganization in which the Company is the surviving corporation), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by the Company), the committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of shares subject to the Plan or any Option under the Plan. Such action by the Committee may include (but shall not be limited to) the following:

          (i) accelerating the full exercisability of an Option during such period as the Committee shall prescribe following the public announcement of such merger, consolidation, other form of reorganization, sale or transfer of assets or tender or exchange offer;

          (ii) permitting an Optionee at any time during such period as the Committee shall prescribe in connection with such merger, consolidation, other form of reorganization, sale or transfer of assets or tender or exchange offer, to surrender his Option (or any portion thereof), to the Company in exchange for a cash payment in an amount and in a manner determined by the Committee; or

          (iii) requiring an Optionee, at any time in connection with such merger, consolidation, other form of reorganization, sale or transfer of assets or tender or exchange offer, to surrender his Option (or any portion thereof) to the Company (A) in exchange for a cash payment as described in clause (ii) above, or (B) in exchange for, and subject to shareholder approval of, a substitute Option or other award issued by the corporation surviving such merger, consolidation or other form of reorganization (or an affiliate of such corporation), or the corporation acquiring such assets (or an affiliate of such corporation), which the Committee, in its sole discretion, determines to have a value substantially equivalent to the value of the Option surrendered.

     11.  Amendment, Suspension or Termination of the Plan.
          ------------------------------------------------

          The Committee may, at any time, amend, suspend or terminate any and all parts the Plan and any Option granted under the Plan in such respects as the Committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any Optionee with respect to any Option previously granted under the Plan without the Optionee's consent.

     12.  Governing Law.
          -------------

          The Plan shall be governed by the laws of the State of Colorado without regard to the principles of conflict of laws. In case any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable in any respect by a judicial body, such illegality, invalidity or unenforceability shall not effect any other provision of this Plan, and this Plan shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein.

     13.  References.
          ----------

          In the event of an Optionee's death or a judicial determination of his physical or mental incompetence, reference in the Plan to the Optionee shall be deemed, where appropriate, to refer to his beneficiary or his legal representative.

                              FRONTIER AIRLINES, INC.

                            FRONTIER AIRLINES, INC.
                             12015 E. 46TH AVENUE
                               DENVER, CO  80239

         This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Samuel D. Addoms and Arthur T. Voss as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Frontier Airlines, Inc. held of record by the undersigned on July 31, 1998, at the annual meeting of shareholders to be held on September 10, 1998, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR"
                              ITEM 2 AND ITEM 3.

Item 1 - ELECTION OF DIRECTORS

          [_] FOR all nominees       [_] WITHHOLD AUTHORITY for all nominees


INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

     Samuel D. Addoms         Arthur H. Amron        B. Ben Baldanza
     Jay B. Burnham

     D. Dale Browning         Paul S. Dempsey        B. LaRae Orullian
     William B. McNamara

Item 2 - PROPOSAL TO APPROVE AN AMENDMENT TO THE 1994 STOCK OPTION PLAN TO
INCREASE THE NUMBER OF SHARES   AVAILABLE FOR GRANT

             [_] For          [_] Against         [_] Abstain

Item 3 - PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG Peat Marwick LLP as the independent public accountants of the Company

             [_]   For        [_] Against         [_] Abstain

     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in Item 1 and "FOR" Item 2 and Item 3.

          PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED
                 -------------
ENVELOPE.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

                                       Please make, sign, date and return the
                                       proxy promptly, using the enclosed
                                       envelope.

                                       Date_____________________________________


                                       Signature________________________________

                                       Signature
                                       if held jointly__________________________

                                       Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.